UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2016

AGENUS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-674-4400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2016, Agenus Inc. (the “Company”) elected Ulf Wiinberg to its Board of Directors. Mr. Wiinberg was elected as a Class III director and will serve until the Company’s annual meeting of stockholders in 2018 or until his successor is duly elected and qualified.

Mr. Wiinberg joins the board with almost 20 years of senior leadership experience, most recently serving as Chief Executive Officer of H. Lundbeck A/S (“Lundbeck”) from June 2008 to December 2014. Lundbeck is a global pharmaceutical company developing and marketing treatments for psychiatric and neurological disorders. Mr. Wiinberg previously served on the boards of several healthcare industry associations and held multiple executive roles at Wyeth, one of the world’s largest research-driven pharmaceutical companies that was acquired by Pfizer in 2009. His roles at Wyeth, spanning 27 years, included President of Wyeth Europe, Africa and Middle East, in addition to President of Consumer Healthcare, Managing Director of Wyeth UK and various commercial positions. Mr. Wiinberg currently serves as Chairman of the Board for both Avillion LLP, a London-based drug development company focused on co-development and financing of late-stage pharmaceutical candidates, and Hansa Medical AB (HMED.ST), a Swedish biopharmaceutical company focusing on novel immunomodulatory enzymes. In addition, Mr. Wiinberg also serves on the boards of each of UCB SA (UCB:EN Brussels), a global biopharmaceutical company based in Brussels, Belgium, Alfa Laval AB (ALFA:Stockholm), a Swedish industrial company, and Nestle Health Science. The board believes that Mr. Wiinberg is qualified to serve as a director based on his broad experience in the biotech, pharmaceutical and healthcare industries.

In connection with his election to the board, Mr. Wiinberg was granted an option to purchase 45,000 shares of the Company’s common stock pursuant to the Company 2009 Equity Incentive Plan, as amended. The option has a per-share exercise price equal to the closing price of the Company’s common stock on the NASDAQ Capital Market on the date of grant and a 10-year term, and it vest over three years in equal annual installments (provided Mr. Wiinberg maintains a service relationship with the Company through each such vesting date).

As a non-employee director, Mr. Wiinberg will receive cash and additional equity compensation paid by the Company pursuant to its non-employee director compensation program. There are no arrangements or understandings between Mr. Wiinberg and any other person pursuant to which Mr. Wiinberg was selected as a director, and there are no transactions between Mr. Wiinberg and the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2016	AGENUS INC.

	By:	/s/ C. Evan Ballantyne
C. Evan Ballantyne
Chief Financial Officer